UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2012

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

ITEM 1.01	Entry into a Material Definitive Agreement

Purchase of Solitario Stock

On June 26, 2012, each of Christopher Herald, President and Chief Executive Officer of Solitario Exploration and Royalty Corp. (“Solitario” or the “Company”) and James Maronick, Solitario’s Chief Financial Officer, agreed to purchase shares of the Company’s common stock, with Mr. Herald agreeing to purchase 180,000 shares and Mr. Maronick agreeing to purchase 45,000 shares (the shares to be purchased by Mr. Herald and Mr. Maronick are collectively referred as the “Shares”, and the offer and sale of the Shares is referred to herein as the “Offering”);

The Offering was unanimously approved by Solitario’s Board of Directors and was also unanimously approved by Solitario’s Audit Committee of the Board of Directors.

Each of Mr. Herald and Mr. Maronick has executed a subscription agreement for the purchase of 180,000 shares and 45,000 shares, respectively, of the Company’s common shares at a price of $1.22 per share and has delivered the consideration of $219,600 and $54,900, respectively, to Solitario. The closing of the Offering was subject to the filing of additional listing applications to the NYSE MKT (formerly the NYSE Amex) and the Toronto Stock Exchange (the “Exchanges”), and to all necessary approvals of the Exchanges. All necessary approvals of the Exchanges were obtained and the Offering closed on June 29, 2012.

Each of the Subscription Agreements of Mr. Herald and Mr. Maronick is filed herewith as Exhibit 99.1 and 99.2, respectively. These exhibits are incorporated into this Item 1.01 by reference.  The foregoing description of this transaction by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

Modification of Mt. Hamilton Operating Agreement

On June 28, 2012, Solitario and DHI Minerals (US), Ltd. (“DHI”), a wholly owned subsidiary of Ely Gold and Minerals Inc. (“Ely”) agreed to modify the terms (the “Amendment”) of the Mt. Hamilton LLC Operating Agreement (the “Operating Agreement”), whereby certain continuing payment obligations of Solitario pursuant to the Operating Agreement totaling $5,000,000 to buy down the production royalty payable to Centennial Minerals Company LLC (“CMC”) will now be payable on or prior to the date of commencement of commercial production, as defined in the Mining Lease Agreement between CMC and Diamond Hill Investment Corp. (predecessor-in-interest to Mt. Hamilton LLC, (“MH-LLC”)) dated November 19, 2004, amended by that First Amending Agreement between CMC and DHI dated April 20, 2005, further amended by that Royalty Reduction Agreement among CMC, DHI and Ely, dated February 27, 2010, further amended by that Amendment of Lease Agreement and Royalty Reduction Agreement among CMC, DHI and Ely dated April 28, 2010, and further amended by that Fourth Amendment to Mining Lease dated May 27, 2011 (collectively, the “Centennial Lease”). Previously, the Operating Agreement obligated Solitario to make the continuing payment obligations to CMC of $3,500,000 on or before November 13, 2012 and $1,500,000 on or before November 13, 2014. The Amendment became effective on June 29, 2012 upon receipt of written consent to the Amendment of Sandstorm Gold Ltd. (“Sandstorm”), pursuant to the terms and conditions of that Net Smelter Returns Royalty Agreement dated June 11, 2012, among Sandstorm, MH-LLC and Solitario.

The Amendment is filed herewith as Exhibit 99.3. This exhibit is incorporated into this Item 1.01 by reference.  The foregoing description of this transaction by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

Repayment of loan by DHI and distribution by MH-LLC

Pursuant to a Purchase Agreement dated May 17, 2011 (the “Royalty Buy-Down Agreement”), MH-LLC bought down two percentage points of the production royalty (the “Royalty Buy-Down”) payable to CMC under that Centennial Lease. The purchase price paid to CMC for the Royalty Buy-Down was $2,520,000 (the “Purchase Price”). Pursuant to a May 17, 2011 letter agreement (the “May 2011 Letter Agreement”), DHI agreed to contribute twenty percent (20%) of the Purchase Price ($504,000) to MH-LLC, as a portion of the payment by MH-LLC of the Purchase Price under the Purchase Agreement. In the May 2011 Letter Agreement, DHI and Solitario agreed that Solitario would be deemed to have loaned DHI’s share of the Purchase Price, $504,000, to DHI, such amount bearing interest at a rate of six percent (6%) per annum until fully repaid (the entire amount of principal and interest referred to collectively as the “Loan Amount”). The parties agreed that the Loan Amount would be repaid to Solitario exclusively from eighty percent (80%) of DHI’s share of distributions from MH-LLC, in the manner set forth in Section 3.2(c)(v) of the Operating Agreement.

Pursuant to a June 28, 2012 letter agreement (the “June 2012 Letter Agreement”) Solitario and DHI agreed that MH-LLC would make a distribution of $2,500,000 to its members, Solitario and DHI, and to modify the terms of the May 2011 Letter Agreement so that DHI’s portion of that distribution (which is $500,000, the “Repayment Amount”) would be paid directly by MH-LLC to Solitario and would constitute a pay down of $500,000 of the principal of the Loan Amount. In addition, Solitario agreed to forgive (a) the entire amount of the accrued interest on the Loan Amount through June 30, 2012 and (b) all interest accrued on DHI’s share of post-Bankable Feasibility Study Company expenditures paid by Solitario on DHI’s behalf (as described in Section 3.2(c)(v) of the Operating Agreement) between February 22, 2012 and June 30, 2012. Solitario plans to use the proceeds of this distribution to make future continuing payment obligations to maintain its interest in MH-LLC and the Mt. Hamilton property and for general corporate purposes.

The June 2012 Letter Agreement is filed herewith as Exhibit 99.4. This exhibit is incorporated into this Item 1.01 by reference.  The foregoing description of this transaction by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibit.

2

ITEM 3.02	Unregistered Sales of Securities

The Offering is being made pursuant to the exemption from registration set forth in Section 4(2) of the Securities Exchange Act of 1934 because Solitario: (i) did not engage in any public advertising or general solicitation in connection with the Offering; (ii) believed each investor understood the risks of acquiring the Shares for investment purposes; and (iii) believed that each investor is acquiring the Shares for investment purposes. Solitario has agreed to sell the Shares to each of Messrs. Herald and Maronick at $1.22 per share which represents the last closing sale price of the Company’s common stock on the NYSE MKT (formerly the NYSE Amex) on June 25, 2012 for aggregate consideration to Solitario of $274,500. The Offering was not underwritten by a broker and there were no underwriter discounts or commissions.

The proceeds of the Offering will provide the Company additional working capital for general corporate purposes.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
Exhibits	Exhibit Description

99.1	Subscription Agreement dated June 26, 2012 between Solitario and Mr. Christopher Herald.

99.2	Subscription Agreement dated June 26, 2012 between Solitario and Mr. James Maronick.

99.3	Amendment of the Mt. Hamilton LLC Operating Agreement dated June 28, 2012 between Solitario and DHI Minerals (US), Ltd.

99.4	Letter Agreement dated June 28, 2012 between Solitario and DHI Minerals (US), Ltd.

3

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 2, 2012

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer